Exhibit 10.2

EXECUTION VERSION

INDEMNITY AGREEMENT

October 12, 2026

Reference is made to that certain Indemnity Agreement, dated as of January 29, 2026, by and between M Evo Global Acquisition Corp II, a Cayman Islands exempted company (the “Company”), and the undersigned indemnitees thereto, a copy of which is attached hereto as Exhibit A (the “Existing Indemnity Agreement”). This indemnity agreement (this “Indemnity Agreement”) is executed in connection with the appointment of Richard Majlinder (the “Director”) to the Company’s board of directors. This Indemnity Agreement is a separate agreement between the Director and the Company and does not amend the Existing Indemnity Agreement or make the Director a party thereto. Subsequent amendments to the Existing Indemnity Agreement shall not affect the terms incorporated into this Indemnity Agreement unless the Director and the Company otherwise agree in writing. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Existing Indemnity Agreement.

Except as expressly set forth in this Indemnity Agreement, the Director and the Company hereby agree, as of the date first set forth above, to be bound by, and adhere to, the terms contained in the Existing Indemnity Agreement to the extent such terms are applicable to an Indemnitee and the Company, respectively. Such terms are incorporated by reference in this Indemnity Agreement, mutatis mutandis. For purposes of the provisions so incorporated, references to “Indemnitee” shall mean the Director, references to “this Agreement” shall mean this Indemnity Agreement and references to the parties thereto shall mean the Director and the Company.

Notwithstanding the foregoing:

1.	The rights and obligations under this Indemnity Agreement apply in respect of the Director’s service commencing on October 6, 2026, including service before execution of this Indemnity Agreement, subject to the terms incorporated herein. References in the incorporated provisions to the “date hereof” mean the date of this Indemnity Agreement.

2.	Clause (ii) of Section 14(f) of the Existing Indemnity Agreement as incorporated into this Indemnity Agreement is hereby amended and restated as follows: “(ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by the Director in good faith.”

3.	For purposes of Section 21 of the Existing Indemnity Agreement, notices to the Director shall be addressed to him at the address set forth on his signature page hereto, and the address for notices to the Company in Section 21(b) shall be replaced with the following:

M Evo Global Acquisition Corp II
2727 LBJ Freeway, Suite 1010
Farmers Branch, TX 75234
Attention: Ashley Zumwalt-Forbes

With a copy, which shall not constitute notice, to:

Sullivan & Cromwell
Level 30, 2 Chifley Square
Sydney, New South Wales 2000
Australia
Attention: Benjamin Fleming

or to any other address as may have been furnished to Indemnitee in writing by the Company.

This Indemnity Agreement may be executed in two or more counterparts, including by facsimile or electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature pages follow.]

DIRECTOR

Signature:	/s/ Richard Majlinder
Name:	Richard Majlinder

Address for notices:	c/o M Evo Global Acquisition Corp II, 2727 LBJ Freeway, Suite 1010, Farmers Branch, TX 75234, USA

[Signature Page to Indemnity Agreement]

ACKNOWLEDGED AND AGREED:

M EVO GLOBAL ACQUISITION CORP II

By:	/s/ Ashley Zumwalt-Forbes
Name:	Ashley Zumwalt-Forbes
Title:	Chief Executive Officer

[Signature Page to Indemnity Agreement]

EXHIBIT A

Existing Indemnity Agreement